EXHIBIT 4.3
SUPPLEMENTAL INDENTURE NO. 2 TO MASTER INDENTURE
     This SUPPLEMENTAL INDENTURE NO. 2 TO MASTER INDENTURE, dated as of June 13, 2007 (this “Supplemental Indenture”) is made between the World Financial Network Credit Card Master Note Trust, as Issuer (the “Issuer”) and BNY Midwest Trust Company, as Indenture Trustee (the “Indenture Trustee”), to the Master Indenture, dated as of August 1, 2001, between the Issuer and the Indenture Trustee (as amended by the Omnibus Amendment, dated as of March 31, 2003, and as further amended by the Supplemental Indenture No. 1 to Master Indenture, dated as of August 13, 2003, as amended, the “Master Indenture”). Capitalized terms used and not otherwise defined in this Supplemental Indenture are used as defined in the Master Indenture.
     WHEREAS, the Issuer and the Indenture Trustee desire to amend the Master Indenture in certain respects as set forth below;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     SECTION 1. Amendment to the Master Indenture. The Master Indenture shall be amended as set forth below:
     (a) Annex A of the Master Indenture is hereby amended by amending the definition of “Approved Portfolio” by adding the following language immediately at the end thereof:
“Once a portfolio is designated as an Approved Portfolio, it shall remain an Approved Portfolio notwithstanding a change in the name of the Merchant or rebranding of the retail establishment at which, or a catalogue sales business through which, goods or services may be purchased under an Account.”
     (b) Article VI of the Master Indenture is hereby amended by adding the following new section at the end thereof:
“SECTION 6.15. Information to Be Provided by the Indenture Trustee.
(a) It is agreed and acknowledged that the purpose of this Section 6.15 is to facilitate compliance by the Transferor and the Issuer with the provisions of Regulation AB under the Securities Act and the Exchange Act (“Regulation AB”) and related rules and regulations of the Commission. Neither the Transferor nor the Issuer shall exercise its right to request delivery of information or other performance under this Section 6.15 other than in good faith, or for purposes other than the Issuer’s or the Transferor’s compliance with the Securities Act, the
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Exchange Act and the rules and regulations of the Commission thereunder (or to provide disclosure related to a private offering comparable to that required under the Securities Act). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor or the Issuer for information regarding the Indenture Trustee, including but not limited to, information which is required in order to enable the Transferor and the Issuer to comply with Items 1109(a), 1109(b), 1117, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any Indenture Supplement.
(b) The Indenture Trustee shall be deemed to represent to the Transferor and the Issuer, as of the date on which information is provided to Transferor pursuant to this Section 6.15, except as disclosed in writing to the Transferor prior to such date that: (i) none of the execution or the delivery by the Indenture Trustee of this Indenture or any Indenture Supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any Indenture Supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, cause the Indenture Trustee to be in violation of (x) any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any Indenture Supplement, or (y) of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the Noteholders of any Series or the right, power and authority of the Indenture Trustee to enter into this Indenture or any Indenture Supplement or to perform its obligations under this Indenture or any Indenture Supplement.
(c) For so long as the Issuer is required to report under the Exchange Act, the Indenture Trustee shall: (i) on or before the fifth Business Day of each month, provide to the Issuer, in writing, such information regarding the Indenture Trustee as is requested in writing by the Issuer for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to the Issuer, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.
(d) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor
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reports regarding the assessment by the Indenture Trustee (if so requested by the Transferor) of compliance to servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such reports shall be signed by an authorized officer of the Indenture Trustee and shall address each of the servicing criteria specified in Exhibit A or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee.
(e) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall meet the requirements of Item 1122(b) of Regulation AB and paragraph (c) of Rule 15d-18 of the Exchange Act.
(f) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Transferor a certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Transferor and the Indenture Trustee. The Indenture Trustee acknowledges that the parties identified in this Section 6.15(f) may rely on the certification provided by the Indenture Trustee hereunder in signing a Sarbanes Certification and filing such with the Commission.”
     SECTION 2. Conditions to Effectiveness. This Supplemental Indenture shall become effective, as of the date hereof (the “Effective Date”), upon (i) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto, (ii) satisfaction of each of the conditions precedent described in Section 10.1(b) of the Master Indenture and (iii) delivery to each Rating Agency and the Indenture Trustee of a list of Approved Portfolios identifying all credit card programs, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     SECTION 3. Effect of Amendment; Ratification. (a) On and after the Effective Date, this Supplemental Indenture shall be a part of the Master Indenture and each reference in the Master Indenture to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Master Indenture shall mean and be a reference to the Master Indenture as amended hereby.
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     (b) Except as expressly amended hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS. EACH OF THE PARTIES TO THIS SUPPLEMENTAL INDENTURE HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplemental Indenture.
     SECTION 6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 7. Trustee Disclaimer. The Indenture Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.
[Signature Page Follows]
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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BNY MIDWEST TRUST COMPANY, as Indenture Trustee

By:	/s/ David H. Hill Name: David H. Hill
Title: Assistant Vice President

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By: U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee on behalf of Issuer

By:	/s/ Nicole Pole Name: Nicole Pole
Title: Vice President
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EXHIBIT A
SERVICING CRITERIA TO BE
ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT B
FORM OF CERTIFICATION OF
THE INDENTURE TRUSTEE
Re:     WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
Dated:
          BNY Midwest Trust Company, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to WFN Credit Company, LLC (the “Transferor”), its officers and World Financial Network Credit Card Master Note Trust (the “Issuer”), with the knowledge and intent that they will rely upon this certification, that:
     (1) It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and Item 1122 of Regulation AB (the “Indenture Trustee Information”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Transferor pursuant to the Master Indenture dated as of August 1, 2001 (as amended, supplemented or otherwise modified from time to time, the “Master Indenture”), by and between the Issuer and the Indenture Trustee;
     (2) To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and
     (3) To the best of its knowledge, all information to be provided by the Indenture Trustee pursuant to Section 6.15 of the Master Indenture has been provided to the Transferor.
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BNY MIDWEST TRUST COMPANY, as Indenture Trustee
By:
Name:
Title:

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